Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
Media: Greg Tiberend
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC CORPORATION ACQUISITION OF

PROXIMA THERAPEUTICS, INC.

CLEARS ANTITRUST REVIEW

Marlborough, Mass., February 24, 2005 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, today announced that it received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Cytyc’s acquisition of Proxima Therapeutics, Inc., a privately-held company that develops and markets innovative delivery systems for the treatment of cancer. Early termination of the Hart-Scott-Rodino waiting period satisfies one of the conditions necessary to complete the pending acquisition.

The two companies announced on February 9, 2005, that they had entered into a definitive merger agreement for Cytyc to acquire Proxima for the purchase price of $160 million, plus a two-year earnout based on incremental sales growth in breast related products, to be paid out of existing cash. Proxima’s lead product, the proprietary MammoSite® Radiation Therapy System, is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue.

The boards of directors of both companies have unanimously approved the agreement.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, risks associated with litigation and arbitration, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, introduction of disruptive technologies, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2004 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.